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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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      Date of Report (Date of earliest event reported): SEPTEMBER 20, 2001

                      VERTEX PHARMACEUTICALS INCORPORATED

             (Exact name of registrant as specified in its charter)

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
        MASSACHUSETTS                    000-19319                     04-3039129
       (State or other                  (Commission                   (IRS Employer
       jurisdiction of                 File Number)                Identification No.)
       incorporation)

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
        130 WAVERLY STREET, CAMBRIDGE, MASSACHUSETTS                    02139-4242
          (Address of principal executive offices)                      (Zip Code)
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       Registrant's telephone number, including area code: (617) 444-6100

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ITEM 5.  OTHER EVENTS.

    On July 18, 2001 Vertex Pharmaceuticals Incorporated (the "Company") acquired Aurora Biosciences Corporation (Aurora) in a transaction which has been accounted for using the pooling-of-interests method.

    For the 31-day period ending August 31, 2001 the Company generated consolidated total revenues of $13,901,000 and a net loss for the period of $4,136,000 or $0.06 per basic and diluted share including merger related costs of $886,000. The net loss for the period excluding merger related costs was $3,250,000 or $0.04 per basic and diluted share.

    The results contained in this 31-day combined financial disclosure reflect the conforming of accounting policies between the Company and Aurora. In connection with the conforming of accounting policies, the Company elected to change its revenue recognition policy in the third quarter of 2001 retroactive to January 1, 2001. The Company will record the cumulative effect of this change in accounting principle as of January 1, 2001. The Company expects that this change will have a material effect on the anticipated financial results for the year ending December 31, 2001.

    The financial information contained herein is being disclosed solely for the purpose of complying with Accounting Series Releases 130 and 135 as published by the Securities and Exchange Commission and is not necessarily indicative of the results of operations for any other period or the quarter ended September 30, 2001. This disclosure is required in order for affiliates to be able to sell shares of the Company's common stock without impacting the Company's pooling of interest accounting for this acquisition.

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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
                                                      VERTEX PHARMACEUTICALS INCORPORATED
                                                      ------------------------------------------------
                                                      (Registrant)

                                                                    /s/ JOSHUA S. BOGER
                                                      ------------------------------------------------
                                                                      Joshua S. Boger
Date: September 20, 2001                                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER
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